Exhibit 10

                   SETTLEMENT AGREEMENT AND MUTUAL RELEASE

     Settlement Agreement and Mutual Release ("Settlement Agreement") is made effective September 1, 2005 by and among Omni Medical Holdings, Inc., a South Dakota corporation ("Omni"), and McCoy Financial Services, Inc., a Kentucky corporation, formerly known as McCoy Business Services, Inc. ("MFS") and Marlene McCoy, an individual resident of the State of Kentucky ("McCoy").

                          Background Circumstances

     A. On November 30, 2003, the Parties entered into an Asset Purchase Agreement (the "APA") under which Omni purchased and MFS sold substantially all of the assets of MFS used in the medical transcription business of MFS. The conduct of the medical transcription business by MFS and Omni, utilizing the assets acquired by Omni from MFS pursuant to the APA is referred to herein as the "Business."

     B. In connection with the APA, McCoy and Omni executed an Employment Agreement under which Omni employed McCoy (the "Employment Agreement").

     C. Pursuant to the APA, MFS and Omni executed a Bill of Sale and Assumption Agreement and Omni executed an agreement providing for indemnity of McCoy from and against certain liabilities and McCoy entered into a Covenant Not to Compete in favor of Omni. The APA, and all other agreements, instruments and deliveries given or executed by the parties in connection with the APA, including without limitation, that certain Agreement dated February 16, 2005 among the Parties are collectively referred to herein as the "Asset Purchase Documents."

     D. Disputes and differences have arisen among the Parties concerning the Parties' agreements and their respective performance and responsibilities under the Asset Purchase Documents.

     E. The Parties wish to resolve all claims, disputes, and differences among them relating to the APA and the Employment Agreement.

                                  Covenants

     NOW, THEREFORE, in consideration of the recitals and the promises and agreements contained herein, the Parties agree and covenant as follows:

     1. Reconveyance of the Purchased Assets. Omni hereby sells, transfers, and assigns to MFS all of Omni's right, title and interest in and to the Purchased Assets, and all replacements and substitutions therefore, existing and located in the business premises of Omni located at 1230 Liberty Bank Lane, Suite 110, Louisville, KY 40222-5756, provided however, that Omni does not convey any such assets consumed in the operation of the Business between the date of the APA and the date of this Settlement Agreement. Omni will prepare, execute and file such documents and/or instruments as are necessary to revoke Omni's registration of the use of the assumed name "McCoy Business Services, Inc.," or any variation thereof, with the Kentucky Secretary of State.

     2.   Assignment of WIP and Accounts Receivable; Consideration.

     2.1. Omni hereby sells, transfers and assigns to MFS all of Omni's right, title and interest in and to the work in progress and accrued accounts receivable listed on the attached Schedule 2 (the "Omni AR's"). In the event that Omni receives payments from customers in respect of services performed by MFS after August 11, 2005, Omni will promptly forward all such payments to MFS.

     2.2. On or before November 15, 2004, MFS shall pay to Omni the sum of Ten Thousand Dollars ($10,000) in immediately available funds.

     3.   Assumption of Liabilities.    MFS hereby assumes and agrees to pay
only the liabilities listed on the attached Schedule 3 (the "Assumed Liabilities"). MFS will not be responsible for any obligations of Omni except for the Assumed Liabilities. Without limiting the foregoing sentence, MFS shall not be liable to any party for payroll taxes or other obligations in respect of payroll not paid prior to the August 11, 2005 payroll.

     4.   Release by McCoy and MFS.   McCoy and MFS, for themselves and for
all their past, present, and future affiliates, officers, directors, managers, agents, attorneys, shareholders, members, sureties, predecessors, successors and assignees, hereby fully release and discharge Omni and its past, present, and future subsidiaries, partners, members, affiliates, officers, directors, agents, attorneys, employees, shareholders, sureties, predecessors, successors and assigns from any and all manner of actions, causes of actions, suits, damages, claims, liabilities, losses, expenses and demands whatsoever, in law or in equity, whether known or unknown, which McCoy and/or MFS may have had, may presently have, or may have in the future, arising under or in connection with the Asset Purchase Documents, or any of them, or in connection with conduct of the parties in exercising control or dominion over the Purchased Assets or otherwise enforcing or seeking to enforce their respective rights under the Asset Purchase Documents.

Notwithstanding the generality of the foregoing this release shall not constitute a release of obligations arising under this Settlement Agreement.

McCoy and MFS will, contemporaneously with the execution of this Agreement, cause the termination of all Uniform Commercial Code Financing Statements respecting any security interest in their favor as Secured Party(ies) in any assets of Omni.

     5.   Release by Omni.   Omni, for itself and for all its past, present,
and future affiliates, officers, directors, managers, agents, attorneys, shareholders, members, sureties, predecessors, successors and assignees, hereby fully releases and discharges each of McCoy and MFS and each of their respective past, present, and future subsidiaries, partners, members, affiliates, officers, directors, agents, attorneys, employees, shareholders, sureties, predecessors, successors and assigns from any and all manner of actions, causes of actions, suits, damages, claims, liabilities, losses, expenses and demands whatsoever, in law or in equity, whether known or unknown, which Omni may have had, may presently have, or may have in the future, arising under or in connection with the Asset Purchase Documents, or any of them, or in connection with conduct of the parties in exercising control or dominion over the Purchased Assets or otherwise enforcing or seeking to enforce their respective rights under the Asset Purchase Documents.

Notwithstanding the generality of the foregoing this release shall not constitute a release of obligations arising under this Settlement Agreement.

     6. Covenant Not to Sue. Each Party covenants and agrees that it will refrain from commencing or prosecuting any action, suit or administrative proceeding based in whole or in part upon any actions or claims released herein. This covenant not to sue may be asserted as independent grounds for immediate dismissal of any action brought in contravention hereof, and for the issuance of a temporary, preliminary or permanent injunction against the prosecution of any such claim, without bond. Each Party agrees to defend, indemnify and hold harmless each of the persons released by it hereunder from and against any action or claim (including reasonable attorneys' fees) which may be brought against such released person by such Party or person claiming under such Party, based in whole or in part, upon a claim, duty or obligation released by such Party hereunder.

     7.   Indemnity by MFS.   MFS agrees to defend, indemnify and hold
harmless Omni and its successors and assigns, agents and attorneys (the "Indemnified Persons") from and against and will pay to the Indemnified Persons the amount of, any loss, liability, claim, damage (including incidental and consequential damages), expense (including costs of investigation and defense and reasonable attorneys' fees) or diminution of value, whether or not involving a third-party claim (collectively, "Damages") any and all claims, threats, liabilities, taxes, interest, fines, penalties, suits, actions, proceedings, demands, damages, losses, costs and expenses (including attorneys' and experts' fees and court costs) of every kind and nature arising out of, directly or indirectly, from or in connection with any of the following:

     (a) Any misrepresentation, omission or breach by McCoy and/or MFS of any representation or warranty contained in this Agreement;

     (b) Any nonfulfillment, failure to comply or breach by McCoy and/or MFS of or with any covenant, promise or agreement of McCoy and/or MFS contained in this Agreement;

     (c)  The Assumed Liabilities; or

     (d) Any third party claim arising from or in connection with the operation of the Business on or after August 11, 2005.

The remedies provided in this Section 7 will not be exclusive of or limit any other remedies that may be available to Omni or the other Indemnified Persons.

     8. Indemnity by Omni. Omni agrees to defend, indemnify and hold harmless McCoy and MFS and their respective heirs successors and assigns, agents and attorneys (the "Indemnified Persons") from and against and will pay to the Indemnified Persons the amount of, any loss, liability, claim, damage (including incidental and consequential damages), expense (including costs of investigation and defense and reasonable attorneys' fees) or diminution of value, whether or not involving a third-party claim (collectively, "Damages") any and all claims, threats, liabilities, taxes, interest, fines, penalties, suits, actions, proceedings, demands, damages, losses, costs and expenses (including attorneys' and experts' fees and court costs) of every kind and nature arising out of, directly or indirectly, from or in connection with any of the following:

     (a) Any misrepresentation, omission or breach by Omni of any representation or warranty contained in this Agreement;

     (b) Any nonfulfillment, failure to comply or breach by Omni of or with any covenant, promise or agreement of Omni contained in this Agreement; or

     (c) Any third party claim arising from or in connection with the operation of the Business after the effective date of the APA and on or before August 10, 2005.

The remedies provided in this Section 8 will not be exclusive of or limit any other remedies that may be available to Omni or the other Indemnified Persons.

     9.   Representations and Warranties.

     9.1. Omni's Representations and Warranties. Omni represents and warrants to McCoy and MFS that:

     (a) Omni is a duly organized and validly existing corporation formed under the laws of the State of South Dakota and is in good standing in such jurisdiction.

     (b) Omni possesses good and merchantable title to the Purchased Assets and the Omni AR's free and clear of any and all security interests, agreements, restrictions, claims, liens, pledges and encumbrances of any nature or kind, except a security interest granted by Omni in favor of [TBD], which security interest has been released.

     (c) Omni has the right, power and authority to enter into and perform its obligations under this Agreement.

     (d) All requisite action to authorize the execution and performance of this Agreement by Omni has been taken or has occurred. This Agreement is a valid and legally binding obligation of Omni and is fully enforceable against Omni in accordance with its terms, except as such enforceability may be limited by general principles of equity, bankruptcy, insolvency, moratorium and similar laws relating to creditors' rights generally.

     9.2. McCoy and MFS's Representations and Warranties. McCoy and MFS jointly and severally represent and warrant to Omni that:

     (a) MFS is a duly organized and validly existing corporation formed under the laws of the State of Kentucky and is in good standing in such jurisdiction.

     (b) Neither McCoy nor MFS has assigned or transferred any of its rights under the Asset Purchase Documents, absolutely, or as security and possesses good and merchantable title to its rights under the Asset Purchase Documents free and clear of any and all security interests, agreements, restrictions, claims, liens, pledges and encumbrances of any nature or kind.

     (c) Each of McCoy and MFS has the right, power and authority to enter into and perform its/her respective obligations under this Agreement.

     (d) All requisite action to authorize the execution and performance of this Agreement by MFS has been taken or has occurred. This Agreement is a valid and legally binding obligation of McCoy and MFS and is fully enforceable against them in accordance with its terms, except as such enforceability may be limited by general principles of equity, bankruptcy, insolvency, moratorium and similar laws relating to creditors' rights generally.

     10. Compromise Agreement. It is expressly understood and agreed that the terms of this Settlement Agreement are contractual in nature and the terms and agreements contained herein are made to compromise doubtful and disputed claims, to avoid the expense and vexation of protracted litigation and to buy peace between the Parties.

     11. No Admission of Liability. By entering into this Settlement Agreement, each Party agrees that it in no way operates as an admission of liability by any party hereto for any claim which may have existed in the past, present or future.

     12. Voluntary and Informed Agreement. Each party has carefully read, and knows and understands the full contents of this Settlement Agreement and is voluntarily entering into this Settlement Agreement after having had the opportunity to receive independent legal advice from its attorneys. Each party to this Settlement Agreement has investigated the facts pertaining to this settlement and this Settlement Agreement, and all matters pertaining thereto, to the full extent that such Party deems necessary.

     13.  No Other Inducements.   No party relies or has relied on any
statement, representation, omission, inducement, or promise of any other party (or any officer, agent, employee, representative, or attorney for any other party) in executing this Settlement Agreement, or in making the settlement provided for herein, except as expressly stated in this Settlement Agreement.

     14. No Confidentiality Required. The Parties explicitly agree that no confidentiality provision applies to this Settlement Agreement.

     15. Authority of Signators. Each person executing this Settlement Agreement on behalf of a Party represents and warrants that he or she is fully authorized to execute and deliver this Settlement Agreement on behalf of such Party, and that no consent of any person or entity not a Party to this Settlement Agreement is necessary in order for this Settlement Agreement to be fully and completely binding upon such Party. Except as to such representation and warranty, the individuals executing this Settlement Agreement as a representative of a party shall have no personal liability on account of such execution

     16. Binding on Successors and Assigns. This Settlement Agreement is binding upon, and shall inure to the benefit of, the Parties hereto and their respective agents, employees, representatives, officers, directors, subsidiaries, assigns, heirs, executors, administrators, insurers, and successors in interest.

     17. Jurisdiction and Governing Law. The Parties hereby agree that the State and Federal Courts situated in the State of Kentucky shall have in personam jurisdiction over the parties and any claims arising from this Settlement Agreement. This Settlement Agreement shall be construed in accordance with and governed by the laws of the State of South Dakota, without regard to any laws relating to choice or conflict of laws between or among jurisdictions.

     18. Attorney's Fees. Each of the Parties hereto agrees to bear its own costs, attorneys' fees, and other expenses associated with the disputes between the Parties.

     19. Adequacy of Consideration and Negotiations. Each of the Parties hereto acknowledges that the consideration it has given or received hereunder is fair and adequate consideration for the covenants, undertakings, forbearances, and promises contained herein, and that this Settlement Agreement has been negotiated in good faith and at arm's length.

     20. Superceding Agreement. This Settlement Agreement supercedes all prior undertakings, negotiations, and agreements between the Parties.

     21. No Third Party Beneficiaries. Except as to affiliates of the released persons and Indemnified Persons as referenced in paragraphs 4,5, 6, 7 and 8 hereof who are accorded releases and indemnities thereunder, there are no third party beneficiaries to this Settlement Agreement. Nothing in this Settlement Agreement, whether express or implied is intended to confer any rights or remedies under or by reason of this Settlement Agreement on any persons other than the Parties to it, their respective predecessors, successors, and assigns, and the persons and entities identified in the releases granted herein, and except as so provided, nothing in this Settlement Agreement is intended to relieve or discharge the obligation or liability of any third person to any Party to this Settlement Agreement, and no provision herein shall give any third persons any right to subrogation or action against any Party to this Settlement Agreement.

     22. Entire Agreement. The Settlement Agreement contains the entire understanding of the Parties relating to the subject matter of the Settlement Agreement. No promise, inducement or agreement which is not specifically provided in this Settlement Agreement has been made by any party to this Settlement Agreement, and no warranties, representations, or undertakings are
made by the Parties hereto except as are expressly provided herein.   The
Background Circumstances and Purposes set forth in this Settlement Agreement shall be deemed a substantive part of this Settlement Agreement and shall be utilized to guide the construction and interpretation of this Settlement Agreement.

     23.  Certain Principles of Construction.   In this Settlement
Agreement, the singular shall include the plural, the plural the singular, and the use of any gender shall include all genders. It is the intent of the Parties that the Background Circumstances shall be a substantive part of this Settlement Agreement and this Settlement Agreement shall be construed whenever possible to give effect to the purposes described therein.

     24. Headings. The subject headings of the sections and subsections of this Settlement Agreement are included only for the purposes of convenience, and shall not affect the construction or interpretation of any of its
provisions.   The Background Circumstances and Purposes set forth in this
Settlement Agreement shall be deemed a substantive part of this Settlement Agreement and shall be utilized to guide the construction and interpretation of this Settlement Agreement.

     25. Participation. Each party has participated in, and in any construction to be made of this Settlement Agreement shall be deemed to have equally participated in, the negotiating, drafting, and execution of this Settlement Agreement and each of its parts. Therefore, this Settlement Agreement shall be construed evenly, and not strictly and not against or in favor of a Party.

     26. Severability. The Parties agree that if any provision, sentence, or section of this Settlement Agreement shall be deemed or declared to be unenforceable under any state or federal law or authority, then the remainder of this Settlement Agreement shall remain in full force ad effect and shall be binding upon the Parties hereto.

     27.  WAIVER OF TRIAL BY JURY.

          EACH OF THE PARTIES TO THIS SETTLEMENT AGREEMENT WAIVES THE RIGHT TO A TRIAL BY JURY IN ANY ACTION UNDER THIS SETTLEMENT AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT OR ANY ACTION ARISING OUT OF THE TRANSACTIONS CONTEMPLATED HEREBY, REGARDLESS OF WHICH PARTY INITIATES SUCH ACTION OR ACTIONS.

     28. Counterparts. The Settlement Agreement may be executed in multiple original or facsimile counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. The parties acknowledge and agree that delivery of executed copies of this Settlement Agreement by facsimile or other electronic means shall be effective.

IN WITNESS WHEREOF, the Parties have executed the Settlement Agreement as of the date first written above.

Omni Medical Holdings, Inc.             McCoy Financial Services, Inc.
a South Dakota corporation              a Kentucky corporation

By:/s/Arthur D. Lyons                   By: /s/Marlene McCoy
     Arthur Lyons, President            Marlene McCoy, President

                                        and:
Approved as to form:
                                        /s/Marlene McCoy
/s/Thomas F. Quinn, Esq.                Marlene McCoy, an individual
Attorney for Omni Medical Holdings,
Inc.                                    Approved as to form:

                                        /s/J. Michael Dalton, Esq.
                                        J. Michael Dalton, Esq.
                                        Attorney for McCoy Financial Services,
                                        Inc. and Marlene McCoy

SCHEDULE 2
Invoices for Period 07.21.05   08.10.05

9.9050    Alabama Pulmonary & Critical Care PC               285.40
9.9060    Ellen Ballard, MD                                  306.41
9.9061    Glenn D. Bedsole, MD                               275.20
9.9065    Louis Bowles, DC                                    64.28
9.9051    Breckenridge Urology Group PSC                   1,136.52
9.9052    Bullock County Hospital                            237.60
9.9091    W. Cooper Buschemeyer, MD                          292.08
9.9053    Cardiology of Kentucky PLLC                      2,136.10
9.9059    Edwin Carmouche, MD                                 45.36
9.9054    Center for Pain of Montgomery                    3,456.83
9.9055    Chambers Medical Group, PSC                        292.44
9.9056    Children's Care Rehab/Development Center           518.83
9.9069    Marianne Cowley, MD                                 83.76
9.9057    Crenshaw Community Hospital                        695.86
9.9058    DermatoPathology Alliance of KY                    346.64
9.9072    Mont F. Highley, MD                                  5.17
9.9062    Horizon Health Care                                279.50
9.9084    The Hubbard Clinic                                 248.38
9.9063    Integrative Psychiatry, PLLC                       143.52
9.9066    Louisville Heart Surgery PLLC                      163.50
9.9067    Louisville Neurological Surgery, PSC             1,403.54
9.9068    Louisville Oncology                              9,280.72
9.9071    Medical Laboratory Consultants PLLC                150.36
9.9073    Montgomery Internists                              207.27
9.9074    Montgomery Women's Health Associates PSC            24.38
9.9075    OB-GYN Associates of Montgomery                    159.50
9.9064    Lawrence H. Peters, MD                             226.80
9.9076    Rapid City Community Health Center, Inc.           926.09
9.9077    Rehabilitation Associates PSC                    1,257.58
9.9078    River City Orthopaedic Surgeons, PSC             2,897.89
9.9081    St. Clair Regional Hospital                        860.57
9.9082    St. Matthews Medical Associates                    543.49
9.9070    Martin G. Schiller, MD                             537.26
9.9079    Southeast Kentucky Audiology                        86.88
9.9083    Stephen Somerville, MD, PA                          52.78
9.9085    UL Family & Geriatric Medicine   Newburg            10.68
9.9086    University OB-GYN Associates                     1,634.88
9.9087    University of Louisville Trauma Group            1,081.71
9.9088    University Physicians Associates   Admin.            8.64
9.9089    University Surgical Associates                   6,099.45
9.9090    Urogynecology Specialists of KYANA                 612.08
9.9082    West Med Rehab Inc.                                 38.85
                              TOTAL:                     $39,114.78

SCHEDULE 3
Assumed Liabilities


WAGES     P/E 08.11.05                   7873.54
          Co. FICA                        488.16
              MCR                         114.16
          FUTA                             62.99
          SUTA                             39.37

                                 ST      8578.22

CONTRACTORS P/E 7/31                     6960.16(1)
CONTRACTORS P/E 8/10                    10930.89
RENT 8/1/05   8/10/05                     605.28
     (1876.38 X 10/31)
POSTAGE METER RENT 8/11/05                144.09
SERVICE SOLUTIONS 08/11/05                684.25
IT CONSULTANT (MIKE CURTIS)
               7/1/05-8/10/05            1000.00
TELEPHONE (NUVOX)                        1780.29
BRIGGS                                    207.05
FURNITURE (2 DESKS & CHAIRS)              462.36
           PURCHASED 7/7/05
                              TOTAL    $31352.59

ASSUMPTION OF COPIER LEASE (OWE JULY & AUGUST + 53 REMAINING PAYMENTS OF $183.38 = $10,085.90)
PAYMENT OF LANG COMPANY (JUNE: $120.56; JULY: $115.89; AUGUST: $67.59-PRORATED THROUGH AUGUST 10 = $304.04)
PAYMENT OF LG&E BILL (PRIOR TO AUGUST 11) $243.83
-------
(1) Omni believes that all of the payables referenced in this line item have been paid by Omni. Inclusion of this line item in Schedule 3 is not intended to create any obligation of MBS or McCoy to refund any payments to Omni on account of such obligations. However, to the extent that there are unpaid obligations to these vendors, not exceeding $6,960.16 in the aggregate, McCoy will pay such vendors.